Exhibit 10.01

APA LETTER AGREEMENT

THIS APA LETTER AGREEMENT (this “Agreement”), dated as of October 1, 2020 (“Effective Date”), is made and entered into by and between Broadcom Inc., a Delaware corporation (“Purchaser”) and NortonLifeLock Inc. f/k/a Symantec Corporation (“Seller”, and together with Purchaser, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the APA (as defined below).

WHEREAS, Seller and Purchaser are parties to that certain Asset Purchase Agreement, dated as of August 8, 2019, by and between Seller and Purchaser (as it may be amended, modified or supplemented, the “APA”); and

WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the APA, as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the APA.

ARTICLE II.

AMENDMENTS TO ASSET PURCHASE AGREEMENT

Section 2.1 Acquisitions.

(a)The first sentence of Section 5.16(c) of the APA shall be amended and restated in its entirety to read as follows:

“For a period of five (5) years from the Closing Date, except as permitted by Section 5.16(d), neither Seller nor any of its Subsidiaries or other controlled affiliates shall (and Seller shall cause its Subsidiaries and other controlled affiliates not to), directly or indirectly (including through any licenses, reorganizations, sales, transfers or grants of assets or rights or other transactions), (A) operate, engage or participate in, carry on in any manner, or have an ownership interest in any other Person engaged in, any business activities that are included within the definition of the Business, or that otherwise compete in enterprise markets with the Business, in each case in the jurisdictions in which any of Seller or any of its Subsidiaries conducted any part of the Business prior to the Closing (the “Covered Business”) or (B) have an ownership interest in, or operate, any Person or business, and their respective successors, assigns and affiliates, set forth on Schedule IV (such Person or business, and their respective successors, assigns and affiliates (for this purpose, affiliates shall not include the portfolio companies (other than such Person or business (or their respective successors or assigns), its Subsidiaries and other controlled affiliates) of any shareholders of such Person or business), a “Designated Enterprise Competitor”); provided that, if a Designated Enterprise Competitor (for the avoidance of doubt, all or substantially all of the equity interests or assets of such Designated Enterprise Competitor) is acquired (without any direct or indirect involvement, encouragement or participation by Seller or its affiliates) after the date hereof by a company (that is not a Designated Enterprise Competitor and is not an affiliate of Seller) that, together with its Subsidiaries, predominately operates a consumer business and such Designated Enterprise Competitor’s revenue for the 12 months prior to the acquisition is less than 25% of the consolidated revenues of the combined company’s total revenue for the same period, the combined company shall not be deemed a Designated Enterprise Competitor.”

(b)Annex A to this Agreement is hereby added as Schedule IV to the APA.

(c)Section 5.16(d) of the APA shall be amended and restated in its entirety to read as follows:

“Section 5.16(c) shall not preclude, prohibit or restrict Seller or any of its Subsidiaries or other controlled affiliates from (i) owning five percent (5%) or less of the outstanding securities and voting power of any Person (other than any Designated Enterprise Competitor) engaged in the Covered Business, so long as neither Seller nor any of its Subsidiaries or other controlled affiliates or its or their respective directors, officers or employees exercise management or control functions with respect to such Person, (ii) exercising its rights or performing or complying with its obligations under or as expressly contemplated by this Agreement or any of the Transaction Documents, and (iii) acquiring any company or business or assets after October 1, 2020 (in each case other than all or any portion of a Designated Enterprise Competitor) (a “Permitted Person”), and investing in and operating, and expanding the operations, products or Technology-related or other services that are similar in purpose or function to products (e.g., not services such as operating a customer hotline or general and administrative service) (such services, “Service Offerings”) of, such Permitted Person and developing the Intellectual Property Rights or other Technology of such Permitted Person (including as permitted in clause (ii) of the second sentence of Section 5.16(c)); provided that the exception in the foregoing clause (iii) of this sentence will not apply to any of the products, Service Offerings, Technology or Intellectual Property Rights of such Permitted Person or any of its controlled affiliates to the extent that such products, Service Offerings, Technology or Intellectual Property Rights are integrated or bundled with, use or incorporate any Intellectual Property Rights, Technology, products or Service Offerings (1) of Seller or its controlled affiliates other than that of another Permitted Person or (2) licensed or otherwise obtained from Purchaser or its controlled affiliates. Seller or its controlled affiliates may brand any products or Service Offerings of any Permitted Person (other than any products or Service Offerings for enterprise customers with respect to which there has been any integration or use described in subclauses (1) or (2) of the immediately preceding sentence) with the “NortonLifeLock” or any similar brand of Seller and such branding (including usage of any Licensed Mark as defined in the Trademark License Agreement) will not be deemed a violation of Section 5.16(c) or the Trademark License Agreement.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Miscellaneous.

(a.)Sections 10.1(a), 10.3, 10.4, 10.5, 10.7, 10.8, 10.9 and 10.10 of the APA are incorporated herein, mutatis mutandis, as though set forth in this Agreement.

(b.)Except as expressly set forth herein, this Agreement shall not amend or alter the terms of the APA or any other Transaction Document.

(c.)In the event of any conflict between the terms of this Agreement and the terms of the APA, the terms of this Agreement shall govern and control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date hereof.

BROADCOM INC.
By:/s/ Hock E. Tan

Name: Hock E. Tan
Title: Chief Executive Officer

NORTONLIFELOCK INC.
By:/s/ Vincent Pilette

Name: Vincent Pilette
Title: Chief Executive Officer

[Signature Page to APA Letter Agreement]